EXHIBIT 10.5

                               UNOCAL CORPORATION

                      2000 EXECUTIVE STOCK PURCHASE PROGRAM

     THIS AWARD AGREEMENT (this "Agreement") dated March 16, 2000 is between Unocal Corporation, a Delaware corporation (the "Company"), and the Participant named below and constitutes the agreement of the parties as follows: the Company agrees to loan to the Participant the amount set forth below (the "Loan") to purchase and pay for shares of Common Stock of the Company (the "Common Stock") in the open market, such purchase to commence on the date set forth below, subject to the terms and conditions hereof (this "Award"). This Award is granted pursuant to and subject to the terms of the Unocal Corporation 2000 Executive Stock Purchase Program (the "Program"), attached hereto as Exhibit A, and any rules or guides to administration adopted from time to time by the Management Development and Compensation Committee or any successor committee appointed by the Company's Board of Directors to administer the Program (the "Committee"). The Participant's obligation to repay the Loan shall be evidenced by a full recourse note, in the form attached hereto as Exhibit B, executed by the Participant and delivered to the Company on the Purchase Date. A signed facsimile shall be deemed acceptable delivery.

Participant:      Dennis P. R. Codon

Loan Amount:      $2,500,000

Purchase Date(s)
Commencement:     March 16, 2000



     The Participant represents, warrants and agrees as follows:

     1. The proceeds of the Loan will be used solely for the business purpose of purchasing shares of the Common Stock;

     2. The Loan is not being taken for personal, family or household purposes;

     3. The taking and repayment of the Loan will not violate any other agreement to which the Participant is a party or by which the Participant is bound;

     4. The Participant is not in possession of any undisclosed information concerning the Company which, if disclosed, would be material to investors in the Common Stock; and

     The Participant understands that purchases, sales and ownership of the Common Stock are subject to the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and agrees to comply with such laws and the rules and regulations thereunder, including without limitation, restrictions on the ability of affiliates of the Company to sell the Common Stock and the reporting requirements of Section 16 of the Securities Exchange Act of 1934.



UNOCAL CORPORATION                                      AGREED AND ACKNOWLEDGED:
(a Delaware corporation)


By:   /s/TIMOTHY H. LING                               /s/DENNIS P.R. CODON
     -------------------------                         -------------------------
Its:  Chief Financial Officer and                      Participant's Signature
      Executive Vice President,
      North American Energy Operations

                                                                       EXHIBIT B

                                  FULL RECOURSE
                                 PROMISSORY NOTE
                               DUE MARCH 16, 2008

$2,500,000                                                        March 16, 2000
----------

     FOR  VALUE  RECEIVED,   Dennis  P.R.   Codon,   an  individual   ("Maker"),
unconditionally promises to pay to Unocal Corporation, a Delaware corporation (together with any successor or assignee by operation of law or otherwise, "Payee"), on the earlier of March 16, 2008 or such other date as provided herein, in the manner and at the place hereinafter provided, the unpaid principal amount of all advances made by Payee to Maker for the purposes of Maker's purchase of common stock of Payee pursuant to the terms of the Unocal Corporation 2000 Executive Stock Purchase Program (the "Program"). All advances made under this Note shall be noted hereon; provided, however, that the failure to make a notation shall not limit or otherwise affect the obligations of Maker hereunder with respect to payments of principal or interest on this Note.

     The initial principal amount of this Note is two million, five hundred thousand dollars ($2,500,000). Such principal amount shall be increased by an amount equal to any accrued but unpaid interest as set forth in the next paragraph of this note and decreased by any of the funds not used to purchase shares under the Program and by any repayments of principal. The principal amount outstanding on March 16, 2005, shall be payable in three equal annual installments on the March 16, 2006, March 16, 2007 and at maturity.

     Maker also promises to pay interest on the unpaid principal amount of this Note from the date such principal is advanced until such principal is paid in full at a rate per annum equal to the lesser of: (i) the maximum amount allowable pursuant to applicable law; or (ii) 6.8%. Interest on this Note shall be computed on the basis of a 365-day year, based on the actual number of days elapsed. Interest shall be payable in arrears [annually] on the sixteenth (16th) day of each March (an "Interest Payment Date"), commencing on March 16, 2001, upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity; provided that, prior to March 17, 2005, interest shall be payable only in an amount equal to dividends paid on the shares of Common Stock of Payee purchased for Maker under the Program, subject to proportionate adjustment in the event of a stock split, stock dividend or other change in capitalization. All interest accrued and unpaid as of any Interest Payment Date shall be added to principal and accrue interest from such Interest Payment Date.

     1. Payments; Voluntary Prepayment. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, such prepayment hereunder being accompanied by interest on the principal amount of the Note being prepaid to the date of prepayment. All voluntary prepayments shall be applied to the remaining principal payments in chronological order of maturity.

     2. Mandatory Prepayment.

     (a) If there shall occur a termination for Cause or Voluntary Termination (as such terms are defined in the Program) of Maker, the unpaid principal amount of this Note together with accrued interest thereon shall become due and payable on the 60th business day after such termination.

     (b) If the Program is not approved by Payee's stockholders on or before June 22, 2000, the unpaid principal of and all accrued and unpaid interest on this Note shall become immediately due and payable.

     3. Full Recourse Note. This Note is a full recourse Note and Maker shall be liable for the full payment of the principal of and interest on this Note.

     4. Events of Default.  Each of the following  shall  constitute an Event of
Default:

     (a) The failure by Maker to pay any principal under this Note when due, whether at stated maturity, by acceleration, or otherwise, or the failure to pay any interest or other amount due under this Note within five (5) days after the date due;

     (b) any challenge, or institution of any proceedings to challenge by Maker of the validity, binding effect or enforceability of this Note or any endorsement of this Note;

     (c) any default by Maker of any other obligation under this Note; or

     (d) The initiation of any proceeding relating to Maker under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute, whether filed by or against Maker, or the assignment for the benefit of creditors by Maker.

     Upon an Event of Default set forth in clauses (a) and (d) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). Upon any other Event of Default, Payee may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker).

     5. Set-Off. Payee shall be entitled to set-off against this Note any and all amounts owed by Payee to Maker as and when such amounts become due and payable, whether presently existing or hereafter incurred, to the maximum extent allowable under applicable laws. To the extent that Maker's consent to the set-off is required, this Note constitutes Maker's consent.

     6. Miscellaneous.

     (a) All notices and other communications provided for hereunder shall be in writing (including facsimile or e-mail communication) and hand-delivered, mailed, or telecopied as follows: if to Maker, at Maker's address specified opposite Maker's signature below; and if to Payee, at 2141 Rosecrans Avenue, Suite 4000, CA 90245; or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when hand-delivered, mailed, or telecopied (with answer-back confirmation) be effective when deposited in the mails, delivered or sent by telecopier.

     (b) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

     (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. To the fullest extent permitted by law, the obligations of Maker hereunder shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, deferment, suspension, reduction or defense (other than the full and strict compliance by Maker with those obligations) based on any claim that Maker may have against Payee or any other person.

     (d) No provision of this Note may be waived, modified or discharged orally, but only by an agreement signed by the party against whom enforcement is sought.

     (e) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (f) This note and the rights and obligations of maker and payee hereunder shall be governed by, and shall be construed and enforced in accordance with the laws of the State of California except for such matters as are subject to the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year and at the place first above written.


                                                        MAKER

                                                        DENNIS P. R. CODON
                                                        ------------------------
                                                        Print Name

                                                        /s/DENNIS P. R. CODON
                                                        ------------------------
                                                        Signature

                         TRANSACTIONS ON PROMISSORY NOTE


                                      Amount of                  Outstanding
         Amount of            Principal Repaid on this      Principal Balance on
         Loan Made                      Date                      this Date
Date    on this Date
----    ------------          ------------------------      --------------------